EXHIBIT 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called this “Amendment”) dated as of June 16, 2010, among ENERGY PARTNERS, LTD., a Delaware corporation (“Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (in such capacity, “Administrative Agent”), and the financial institutions or other entities from time to time party to the Credit Agreement referred to below (collectively, “Lenders”).
WITNESSETH:
     WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Credit Agreement dated as of September 21, 2009 (as from time to time supplemented, amended, or restated, the “Original Agreement”) for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and
     WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which have been heretofore and may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I — DEFINITIONS AND REFERENCES
     Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.
     Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.
     “Amendment” means this First Amendment to Credit Agreement.
     “Amendment Documents” means this Amendment, the Consent and Agreement of the Guarantors relating to this Amendment, and all other documents or instruments delivered in connection herewith or therewith.
     “Credit Agreement” means the Original Agreement as amended hereby.

ARTICLE II — AMENDMENTS AND CONSENTS
     Section 2.1. Definitions.
     (a) The table set forth in the definition of “Base Rate Margin” set forth in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

Applicable Utilization Level	Base Rate Margin
Level I	4.25%
Level II	4.00%
Level III	3.75%
     (b) The table set forth in the definition of “Commitment Fee Rate” set forth in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

Applicable Utilization Level	Commitment Fee Rate
Level I	1.00%
Level II	1.00%
Level III	1.00%
     (c) The table set forth in the definition of “Eurodollar Margin” set forth in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

Applicable Utilization Level	Eurodollar Margin
Level I	5.25%
Level II	5.00%
Level III	4.75%

     (d) The reference to “applicable Interest Period” in the first sentence of the definition of “Eurodollar Base Rate” set forth in Section 1.1 of the Original Agreement is hereby amended to refer instead to “applicable Interest Period (provided, with respect to determining such offered rate for any one month Interest Period, such applicable Interest Period shall be a three-month period)”.
     (e) The reference to “three or six months” in the definition of “Interest Period” set forth in Section 1.1 of the Original Agreement is hereby amended to refer instead to “one, three or six months”.
     (f) The definitions of “Revolver Termination Date”, “Term Commitment” and “Term Maturity Date” set forth in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:
     “Revolver Termination Date” means the date that is three years from the First Amendment Effective Date.
     “Term Commitment” means each Lender’s obligation to make a Term Loan on the First Amendment Effective Date to the Borrower pursuant to Section 2.1(b) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Lenders Schedule.
     “Term Maturity Date” means the date that is six months from the First Amendment Effective Date.
     (g) The following definitions are hereby added to Section 1.1 of the Original Agreement in alphabetical order to read as follows:
     “First Amendment” means that certain First Amendment to Credit Agreement dated as of June 16, 2010 among Borrower, Administrative Agent and the Lenders party thereto.
     “First Amendment Effective Date” has the meaning given it in the First Amendment.
     “Original Term Lenders” means the lenders who made the Original Term Loans.
     “Original Term Loans” means the term loans made by the Original Term Lenders to Borrower on the Closing Date in the original aggregate principal amount of $25,000,000.
     Section 2.2. Term Loan Commitment to Lend; Term Notes. Clause (b) of Section 2.1 of the Original Agreement is hereby amended in its entirety to read as follows:
     (b) Subject to the terms and conditions hereof, on the First Amendment Effective Date, each Lender agrees to make a loan to Borrower (herein called such Lender’s “Term Loans”) in an aggregate amount not to exceed such Lender’s Term

Commitment. Amounts borrowed under this Section 2.1(b) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Loans, as further provided herein. The obligation of Borrower to repay to each Lender the aggregate amount of all Term Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender’s “Term Note”) made by Borrower payable to the order of such Lender in the form of Exhibit A-2 with appropriate insertions.
     Section 2.3. Use of Proceeds. The first sentence of Section 2.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following two sentences:
Borrower shall use the proceeds of the Term Loans on the First Amendment Effective Date to (i) refinance the outstanding balance of the Original Term Loans as of such date and (ii) partially prepay the Permitted Subordinated Indebtedness. Borrower shall use the proceeds of the Revolver Loans to (i) partially prepay the Permitted Subordinated Indebtedness on the First Amendment Effective Date, (ii) pay fees and expenses incurred pursuant to this Agreement, the First Amendment and the prepayment of the Permitted Subordinated Indebtedness and the transactions related to and occurring in connection with any of the foregoing, and (iii) provide working capital for its operations and for other general business purposes.
     Section 2.4. Mandatory Prepayments. Clause (e) of Section 2.7 of the Original Agreement is hereby amended in its entirety to read as follows:
     (e) Beginning on the date that is one calendar month after the First Amendment Effective Date and on the same date of each month thereafter until, but excluding, the Term Maturity Date, Borrower shall repay the Term Loans in a principal amount of $4,166,666.66 (the “Monthly Term Repayment”), and on the Term Maturity Date, Borrower shall repay the remaining outstanding principal amount of the Term Loans.
     Section 2.5. Event of Default. Clause (l)(iii) of Section 8.1 of the Original Agreement is hereby amended in its entirety to read as follows:
     (iii) any Restricted Person shall state in writing that any of the events described in clause (i) or (ii) above shall have occurred;
     Section 2.6. Lenders Schedule. Schedule 4 to the Original Agreement is hereby amended in its entirety to read as set forth on Schedule 4 attached hereto.
     Section 2.7. Refinancing of Original Term Loans; Waiver of Prepayment Fee. In connection with the refinancing of the Original Term Loans on the First Amendment Effective Date, each Original Term Lender hereby waives any prepayment fee due pursuant to Section 2.5(f) of the Credit Agreement with respect thereto; provided, if in connection with such refinancing Borrower prepays any Eurodollar Loan on any day other than the last day of the Interest Period applicable thereto, Borrower shall, as provided in Section 2.6 of the Credit Agreement, pay to Original Term Lenders any amounts due under Section 3.2.

     Section 2.8. Consent to Prepayment of Permitted Subordinated Indebtedness. Borrower desires to prepay in full at par on the First Amendment Effective Date all outstanding principal of the Permitted Subordinated Indebtedness, in the amount of approximately $64,507,117, and accrued and unpaid “payment-in-kind” interest thereon in the amount of approximately $6,300,000. In order to avoid any violation of Section 7.6 of the Credit Agreement and Section 2.6 of the Subordination Agreement that would constitute an Event of Default under the Credit Agreement, Borrower has requested that Lenders consent to such prepayment. Lenders hereby consent to the proposed prepayment on the First Amendment Effective Date of such outstanding Permitted Subordinated Indebtedness, and agree that such prepayment shall not result in violations of Section 7.6 of the Credit Agreement and Section 2.6 of the Subordination Agreement, provided, contemporaneous with such prepayment Administrative Agent shall have received evidence on the First Amendment Effective Date that (i) the Permitted Subordinated Credit Agreement is being terminated; (ii) all other documents with respect to the Permitted Subordinated Indebtedness, and all guarantees with respect thereto, are being terminated (except as to any provisions which may survive to the extent provided therein) and are of no further force and effect; and (iii) any and all security interests and Liens on any and all assets owned by the Restricted Persons securing the Permitted Subordinated Indebtedness are terminated and released.
     Section 2.9. Borrowing Base. During the period from the date hereof to the first Determination Date hereafter, the Borrowing Base shall be maintained at $70,000,000. It is understood and agreed that the Borrowing Base reaffirmation provided for herein shall constitute the Scheduled Determination of the Borrowing Base scheduled to occur on or about May 1, 2010 for the purposes of Section 2.9(a) of the Credit Agreement.
ARTICLE III — CONDITIONS OF EFFECTIVENESS
     Section 3.1. Conditions to Effectiveness of Amendment. Except for Sections 2.8 and 2.9 hereof, which are effective upon the execution hereof by all parties hereto, this Amendment shall become effective (such date being the “First Amendment Effective Date”) when and only when Administrative Agent shall have given notice to Borrower that the following conditions have been satisfied or waived:
     (a) Amendment Documents. Administrative Agent shall have received counterparts of this Amendment and the other Amendment Documents, each of which shall be originals or telecopies (followed promptly by originals) each properly executed by each Lender and by a Responsible Officer of the signing Restricted Person, each dated the date hereof and each in form and substance satisfactory to Administrative Agent.
     (b) Resolutions, Good Standing Certificates. Administrative Agent shall have received (i) resolutions of the Board of Directors or similar governing body of Borrower and each Guarantor approving and authorizing the execution, delivery and performance of this Amendment and the other Amendment Documents to which it is a party, certified as of the First Amendment Effective Date hereof by an Responsible Officer as being in full force and effect without modification or amendment; (ii) an existence and good standing certificate from the applicable Governmental Authority of Borrower’s and each

Guarantor’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the First Amendment Effective Date and (iii) such other documents as Administrative Agent may reasonably request.
     (c) Closing Certificate. Administrative Agent shall have received a “Closing Certificate” of an Responsible Officer of Borrower, dated as of the First Amendment Effective Date, in which such officer certifies to the satisfaction or waiver of each of the conditions set out in this Section 3.1 and Section 4.2 of the Credit Agreement, provided that, to the extent such conditions precedent expressly require conditions be satisfied to the “satisfaction” of any Lender or the Administrative Agent (or similar subjective standards), such Responsible Officer shall not be required to certify that such subjective standards have been met.
     (d) Opinions of Counsel to Restricted Persons. Administrative Agent shall have received originally executed copies of the favorable written opinions of counsel to Restricted Persons opining as to such matters as Administrative Agent may reasonably request, dated as of the First Amendment Effective Date and in form and substance reasonably satisfactory to Administrative Agent (and each Restricted Person hereby instructs such counsel to deliver such opinions to Administrative Agent and Lenders).
     (e) Fees and Expenses. On the First Amendment Effective Date, Borrower shall have paid to Administrative Agent, for the account of each Lender, an amendment fee equal to 1.00% of the sum of (i) each such Lender’s Revolver Commitment plus (ii) each such Lender’s Term Commitment, and Administrative Agent shall have received the reasonable fees, charges and disbursements of counsel for Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other Amendment Documents (which may include estimated fees and expenses with respect to the recording of Subordinated Permitted Indebtedness Lien termination and release documentation).
     (f) Refinancing of Original Term Loans. On the First Amendment Effective Date, the outstanding principal balance of the Original Term Loans shall be refinanced with a portion of the proceeds of the Term Loans.
     (g) Prepayment of Subordinated Permitted Indebtedness. On the First Amendment Effective Date, contemporaneously with the effectiveness hereof, the Permitted Subordinated Permitted Indebtedness shall have been paid in full as contemplated by, and subject to the terms of, Section 2.7 hereof.
ARTICLE IV— REPRESENTATIONS AND WARRANTIES
     Section 4.1. Representations and Warranties. In order to induce Administrative Agent to enter into this Amendment, Borrower represents and warrants to Administrative Agent that (a) the representations and warranties contained in Article V of the Original Agreement or any other Loan Document are true and correct on the date hereof, except to the extent that such representation or warranty was expressly made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Required Lenders and Administrative

Agent, in which cases such representations and warranties are true and correct in all respects on and of such earlier date, and (b) no event or circumstance has occurred or is continuing since June 30, 2009 that has had, or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Change.
ARTICLE V— MISCELLANEOUS
     Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects and Borrower hereby confirms and reaffirms the Administrative Agent’s lien on and security interest in all Collateral pursuant to the Security Documents. The other Loan Documents, as they may be amended or affected by the Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, or any other Loan Document.
     Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of any Restricted Person herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Secured Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of such Restricted Person under this Amendment and under the Credit Agreement.
     Section 5.3. Loan Documents. This Amendment and the other Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.
     Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws applicable to the Credit Agreement.
     Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.
     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ENERGY PARTNERS, LTD., Borrower
By:	/s/ Tiffany J. Thom
	Name:	Tiffany J. Thom
	Title:	Senior Vice President, Chief Financial Officer, and Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, LC Issuer and sole Lender
By:	/s/ Carl Peterson
	Name:	Carl Peterson
Authorized Signatory

CONSENT AND AGREEMENT
     The undersigned each hereby consents to the provisions of this Amendment and the transactions contemplated herein and hereby and (i) acknowledges and agrees that any and all Secured Obligations are Guaranteed Obligations under that certain Guaranty dated September 21, 2009 (the “Guaranty”) by the undersigned in favor of Administrative Agent for the benefit of Lenders, and secured by security interests in all Collateral pursuant to the Security Documents, (ii) agrees that there are no offsets, claims or defenses of the undersigned with respect to the Guaranty, the Security Documents nor with respect to any Secured Obligations, (iii) ratifies and confirms the Guaranty and the Security Documents in all respects, (iv) guarantees all Secured Obligations pursuant to the terms of the Guaranty and confirms and reaffirms the Administrative Agent’s lien on and security interest in all Collateral pursuant to the Security Documents, and (v) agrees that the Guaranty and the Security Documents are and shall continue in full force and effect for the benefit of the Secured Parties, and are not released, diminished or impaired in any way by the transactions contemplated in connection with this Amendment.

ENERGY PARTNERS, LTD. EPL OF LOUISIANA, L.L.C. EPL PIPELINE, L.L.C. EPL PIONEER HOUSTON, INC.
By:	/s/ Tiffany J. Thom
	Name:	Tiffany J. Thom
	Title:	Senior Vice President, Chief Financial Officer, and Treasurer

DELAWARE EPL OF TEXAS, LLC
By:	/s/ Paul B. Jones
	Name:	Paul B. Jones
	Title:	President

SCHEDULE 4
LENDERS SCHEDULE

	Applicable Revolver	Revolver	Applicable Term
	Percentage	Amount	Percentage	Term Amount

General Electric Capital Corporation	100%	$125,000,000.00	100%	$25,000,000.00

TOTAL:		$125,000,000.00		$25,000,000.00